UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported): APRIL 6, 2006 (APRIL 2, 2006)



                              NBC ACQUISITION CORP.
             (Exact name of registrant as specified in its charter)



            DELAWARE                     333-48225             47-0793347
(State or other jurisdiction of        (Commission           (I.R.S. Employer
incorporation or organization)          File Number)         Identification No.)



                             4700 SOUTH 19TH STREET
                             LINCOLN, NE 68501-0529
                    (Address of principal executive offices)



                                 (402) 421-7300
              (Registrant's telephone number, including area code)


       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))


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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

         ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On April 2, 2006, Nebraska Book Company, Inc. ("Nebraska Book"), a Kansas corporation and the wholly owned subsidiary of NBC Acquisition Corp., a Delaware corporation ("NBC"), entered into a Share Purchase Agreement (the "Purchase Agreement"), with College Bookstores of America, Inc., an Illinois corporation ("CBA") and each of the Sellers (as defined in the Purchase Agreement), pursuant to which Nebraska Book will acquire all of CBA's outstanding stock for approximately $21.3 million in cash (the "Purchase Price"). Under the terms of the Purchase Agreement, a portion of the Purchase Price will be placed into two different escrows with varying terms to serve as security for indemnification and certain other claims that may arise.

         The transaction is expected to close on May 1, 2006. The parties to the Purchase Agreement have made customary representations, warranties and covenants therein and the consummation of the transaction is subject to various conditions.


         The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

         CBA began providing outsource management services to small to medium-sized colleges and universities nationwide in 1984. Today, CBA manages 104 campus bookstores and maintains one of the longest tenured management teams in the industry. The operations of CBA that Nebraska Book will acquire had revenues in the fiscal year ended June 30, 2005 of over $80 million.

         Nebraska Book will seek additional Term Loan borrowings of $24 million, an increase in its Revolving Credit Facility of $15 million, and amendments to certain restrictions and financial covenants under its current Senior Credit Facility to allow for the acquisition. The additional Term Loan borrowings, along with an estimated $4 million of Nebraska Book's available cash, would finance the purchase of the stock, pay off CBA's bank indebtedness, and pay for transaction costs and other liabilities associated with the acquisition. The increase in the Revolving Credit Facility would provide the funding necessary to meet the working capital requirements of the acquired bookstores.

                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

         ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.


         (c)  Exhibits.

              2.1 Share Purchase Agreement, dated as of April 2, 2006, by and among Nebraska Book, CBA and the Sellers referenced therein.

              99.1 Joint Press Release, dated April 3, 2006, of Nebraska Book and CBA.

         SAFE HARBOR REGARDING FORWARD LOOKING STATEMENTS.

              This Form 8-K (including the Exhibits hereto) contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements do not constitute guarantees of future performance. Investors are cautioned that statements in this Form 8-K (including the Exhibits hereto) which are not strictly historical statements, including, without limitation, statements concerning the proposed acquisition, statements concerning the terms and timing of the acquisition, statements concerning expected additional Term Loan borrowings and increases in Nebraska Book's Revolving Credit Facility, and statements concerning proposed amendments to certain restrictions and financial covenants in Nebraska Book's Senior Credit Facility,

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              constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. The risks and uncertainties include, without limitation, the possibility that the proposed acquisition will not close; that the closing may be delayed or that the companies may be required to modify aspects of the acquisition to close the acquisition; that all of the closing conditions to the acquisition will not be satisfied; and that Nebraska Book will not be able to obtain additional Term Loan borrowings or an increase in its Revolving Credit Facility or amendments to certain restrictions and financial covenants in its Senior Credit Facility to allow for the acquisition. More information about potential factors that could affect NBC's business and financial results are included in NBC's Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2005, which are on file with the Securities and Exchange Commission and available at the Security and Exchange Commission's website at http://www.sec.gov. NBC assumes no obligation to update any forward-looking information contained in this Form 8-K.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    NBC ACQUISITION CORP.



     Date:  April 6, 2006           /s/  Alan G. Siemek
                                    --------------------------------------------
                                    Alan G. Siemek
                                    Vice President and Treasurer
                                    (Principal Financial and Accounting Officer)




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